Constellium US Holdings I, LLC 300 East Lombard Street, 17th Floor Baltimore, MD 21202 Personal and Confidential June 1, 2025 Personal / Confidential Jack Guo Employment Addendum Dear Jack, To recognize your significant contributions across Constellium, we would like to designate you as Executive Vice President and CFO, effective June 1, 2025. This addendum does not change or amend any other employment agreements previously made when you assumed the CFO role. All other employment arrange remain intact. Thank you for your continued contributions in transforming our Finance function and driving our long-term strategic plans. Yours truly, Jean-Marc Germain CEO Constellium SE